Exhibit 10-A-33.1


Transco
Gas Marketing Company




September 13, 1993



Public Service Company of North Carolina, Inc.
800 Cox Road
Gastonia, North Carolina 28053

Attention: Vice President, Gas Supply and Transportation

Re: Amendment to that certain "AMENDED AND RESTATED GAS SALES AGREEMENT" by and between Transco Energy Marketing Company, as Seller, and Public Service Company of North Carolina, Incorporated, as Buyer, dated November 1, 1990

Gentlemen:

Pursuant to our previous discussions, please accept this letter as amending the above-named agreement as follows:

1. Effective November 1, 1993 - Article I, Section l.Ol(g) shall be amended to reduce the Daily Contract Maximum from twenty thousand (20,000) dt of gas per day to ten thousand (10,000) dt of gas per day; and,

2. Effective November 1, 1992, Article VIII, Section 8.01(a) shall be amended to reduce the eighteen cents ($.18) reference therein to ten cents ($.10).

All other terms and conditions of the above-named agreement shall remain in full force and effect.



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Public Service Company of North Carolina, Inc.
September 13, 1993
Page Two

If the foregoing represents your understanding of the transaction contemplated by the parties hereto, please so indicate by executing both copies of this letter and returning one (1) to the undersigned.

Sincerely,

TRANSCO ENERGY MARKETING COMPANY

/s/H. Dean Jones II

H. Dean Jones II
Senior Vice President

HDJ/MJS/dms/9300 1

Agreed to and Accepted this the 20 day of Sept., 1993.

PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

By:       /s/Franklin H. Yoho

Title:    Franklin H. Yoho
          Vice President
          Corporate Development & Gas Supply


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